Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Alexion Pharmaceuticals, Inc. of our report dated February 26, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting , which appear in Synageva BioPharma Corp.’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 22, 2015